STOCK PURCHASE AGREEMENT

                                BY AND AMONG

                    AMERICA ONLINE LATIN AMERICA, INC.,

                           AMERICA ONLINE, INC.,

                           ASPEN INVESTMENTS LLC,

                         ATLANTIS INVESTMENTS LLC,

                                    and

                      BANCO ITAU, S.A. - CAYMAN BRANCH




                         Dated as of March 30, 2001




                     AMERICA ONLINE LATIN AMERICA, INC.

                          STOCK PURCHASE AGREEMENT

                         DATED AS OF MARCH 30, 2001




                             TABLE OF CONTENTS

                                                                           Page


ARTICLE I - SALE OF THE SHARES................................................1
    1.01     Initial Closing..................................................1
    1.02     Additional Closings..............................................2
    1.03     No Fractional Shares.............................................2
    1.04     Funding Notice...................................................3
    1.05     Reservation of Shares............................................3
    1.06     Designation of Terms of Series D and Series E Preferred Stock....3
    1.07     Independent Obligations..........................................3


ARTICLE II - CONDITIONS TO OBLIGATIONS AT THE INITIAL CLOSING.................4
    2.01     Conditions to Purchasers' Obligations at the Initial Closing.....4
    2.02     Conditions to the Company's Obligations to each
             Purchaser at the Initial Closing.................................5


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................6
    3.01     Organization; Authorization; No Conflict.........................6
    3.02     Valid Issuance...................................................7
    3.03     SEC Documents....................................................7
    3.04     Securities Law Compliance........................................8
    3.05     Broker Fees......................................................8
    3.06     Approvals and Consents...........................................8
    3.07     No Prohibitions..................................................8
    3.08     Amended Certificate..............................................8


ARTICLE IV - REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS.................9
    4.01     Investment Representations.......................................9
    4.02     Organization; Authorization; No Conflict........................10
    4.03     Brokers Fees....................................................10
    4.04     Disclosure of Information.......................................10
    4.05     Legends.........................................................10
    4.06     Prior HSR Filings...............................................11
    4.07     Approvals and Consents..........................................11
    4.08     No Prohibitions.................................................11
    4.09     Banco Itau and BISA.............................................11


ARTICLE V - AFFIRMATIVE COVENANTS............................................11
    5.01     Certificate of Designation......................................11
    5.02     Cooperation.....................................................12
    5.03     Reasonable Efforts..............................................12


ARTICLE VI - DEFAULT IN PAYMENTS.............................................12
    6.01     Defaults by AOL.................................................12
    6.02     Default by ODC..................................................12
    6.03     Defaults by Itau................................................12


ARTICLE VII - DEFINITIONS....................................................12


ARTICLE VIII - TERMINATION; SURVIVAL.........................................12
    8.01      Termination by Mutual Consent..................................12
    8.02     Effect of Termination and Abandonment...........................12
    8.03     Termination by Expiry of Time...................................12
    8.04     Survival of Representations and Warranties......................12


ARTICLE IX - MISCELLANEOUS...................................................12
    9.01     No Waiver; Cumulative Remedies..................................12
    9.02     Addresses for Notices...........................................12
    9.03     Costs, Expenses and Taxes.......................................12
    9.04     Binding Effect; Assignment......................................12
    9.05     Prior Agreements................................................12
    9.06     Severability....................................................12
    9.07     Governing Law...................................................12
    9.08     Headings........................................................12
    9.09     Counterparts....................................................12
    9.10     Further Assurances..............................................12
    9.11     Waiver of Preemptive Rights.....................................12
    9.12     Interpretation..................................................12
    9.13     Amendments, Waivers and Consents................................12



EXHIBITS

A       List of Purchasers
B       Form of Certificate of Designation
C       Form of Restated AOL/ODC Stockholders' Agreement
D       Form of Restated AOL/ODC Registration Rights Agreement
E       Form of Restated Itau Registration Rights and Stockholders' Agreement
F       Form of Voting Agreement
G       Form of Restated Certificate
H       Form of Legal Opinion
I       Form of Cross Receipt to be executed by the Company and each Purchaser



SCHEDULES

I       List of Company SEC Documents



                          STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 30th day of March, 2001 by and among America Online Latin America, Inc., a Delaware corporation (the "COMPANY"), America Online, Inc., a Delaware corporation ("AOL"), Aspen Investments LLC, a Delaware limited liability company ("ASPEN"), Atlantis Investments LLC, a Delaware limited liability company ("ATLANTIS," and together with Aspen, "ODC") and Banco Itau, S.A. - Cayman Branch, a Brazilian Sociedade Anonima ("BANCO ITAU," and together with Aspen, Atlantis and AOL, each, a "PURCHASER" and collectively, the "PURCHASERS").

                                 RECITALS:

         WHEREAS, the Company has proposed that it issue and sell to (i) AOL, that number of shares (the "SERIES D SHARES") of the Company's Series D Redeemable Convertible Preferred Stock, $.01 par value per share (the "SERIES D PREFERRED STOCK"), as is obtained by dividing (1) $66,338,075 by
(2) $4.6875 (the "STIPULATED PRICE"), (ii) Aspen, that number of shares (the "ASPEN SERIES E SHARES") of the Company's Series E Redeemable Convertible Preferred Stock, $.01 par value per share (the "SERIES E PREFERRED STOCK"), as is obtained by dividing (1) $31,898,525 by (2) the Stipulated Price, (iii) Atlantis, that number of shares (the "ATLANTIS SERIES E SHARES" and together with the Aspen Series E Shares, the "SERIES E SHARES") of Series E Preferred Stock as is obtained by dividing (1) $31,898,525 by (2) the Stipulated Price, and (iv) Banco Itau, that number of shares (the "BANCO ITAU CLASS A SHARES") of the Company's Class A Common Stock, $.01 par value per share (the "CLASS A COMMON STOCK") as is obtained by dividing (1) $19,864,875 by (2) the Stipulated Price; and

         WHEREAS, AOL, ODC and Banco Itau wish to purchase, respectively, the Series D Shares, the Series E Shares and the Banco Itau Class A Shares (collectively, the "SHARES") from the Company.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, the Shares, subject to the terms and conditions set forth below.

                                 ARTICLE I
                             SALE OF THE SHARES

         1.01 INITIAL CLOSING. Subject to the satisfaction of the conditions specified in Article II hereof, the Company agrees to issue and sell to each Purchaser at the Initial Closing, and each Purchaser, severally but not jointly (except that the obligations hereunder of Aspen and Atlantis shall be joint and several as to such two entities), agrees to purchase from the Company, a number of Shares equal to the dollar amount with respect to the Initial Closing set forth opposite such Purchaser's name on Exhibit A hereto divided by the Stipulated Price. The Shares purchased by the Purchasers at the Initial Closing shall be referred to herein as the "INITIAL Shares". The purchase and sale of the Initial Shares shall take place at a closing (the "INITIAL CLOSING") to be held at 10:00 a.m. local time at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("MINTZ LEVIN"), 701 Pennsylvania Avenue, N.W., Suite 900, Washington, D.C., on April 2, 2001 or on the first Business Day thereafter in which all of the conditions set forth herein have been met, or at such other location, or on such other date and at such other time as may be mutually agreed upon by the Company and all of the Purchasers. At the Initial Closing, the Company will issue and deliver certificates evidencing the Initial Shares against payment of the full purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

         1.02     ADDITIONAL CLOSINGS.

         A. The Company shall, on closings to be held on June 1, 2001 and August 1, 2001 (each, an "ADDITIONAL CLOSING"), issue and sell to each of AOL, Aspen and Atlantis, and each of AOL, Aspen and Atlantis, severally but not jointly (except that the obligations hereunder of Aspen and Atlantis shall be joint and several as to such two entities), agrees to purchase from the Company, a number of Shares equal to the dollar amount with respect to such Additional Closing set forth opposite such Purchaser's name on Exhibit A hereto divided by the Stipulated Price. The obligations of the Company to sell, and of such Purchasers to purchase, such number of Shares at the Additional Closings are irrevocable and unconditional. If prior to any Additional Closing the Amended Certificate has been filed and accepted by the Delaware Secretary of State, then at such Additional Closing (i) the Company shall sell to AOL, and AOL shall buy from the Company, Series B Preferred Stock, rather than Series D Preferred Stock, on the terms specified in this Agreement, and (ii) the Company shall sell to each of Aspen and Atlantis, and each of Aspen and Atlantis shall buy from the Company, Series C Preferred Stock, rather than Series E Preferred Stock, on the terms specified in this Agreement. The Shares purchased by such Purchasers at each Additional Closing shall be referred to herein as the "REMAINING SHARES".

         B. Each Additional Closing shall be held at 10:00 a.m. local time at the offices of Mintz Levin on the dates listed above, or at such other location, on such other dates and at such other times as may be mutually agreed upon by the Company, AOL, Aspen and Atlantis. At each Additional Closing, the Company will issue and deliver certificates evidencing the Remaining Shares to be purchased at such Additional Closing against payment of the full purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

         1.03 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Shares shall be issued upon payment of the respective dollar amounts to be paid by a Purchaser, and any such fractional Share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. Notwithstanding any other provision of this Agreement, each Purchaser who would otherwise have been entitled to receive a fraction of a Share shall receive from the Company, in accordance with the provision of this Article I, a cash payment, in United States dollars and without interest, in lieu of such fractional Share. The Company shall determine the amount of the cash payment to which each such Purchaser shall be entitled by multiplying the Stipulated Price by the amount of the fractional Share interest to which such Purchaser is entitled.

         1.04 FUNDING NOTICE. Notwithstanding the foregoing, if the Special Committee determines that the Company's capital requirements will exceed the amount of funds required to be contributed at any scheduled closing hereunder, the Company may, by written notice delivered to each of AOL, Aspen and Atlantis not less than seven (7) Business Days prior to the date of the Initial Closing or any Additional Closing, as the case may be (each, a "FUNDING NOTICE"), require that AOL, Aspen and Atlantis purchase more than the dollar amount of Shares otherwise scheduled to be purchased at the Initial Closing or any such Additional Closing. Each Funding Notice shall set forth the dollar amount of the Shares to be purchased by each of AOL, Aspen and Atlantis at the Initial Closing or such Additional Closing, as applicable (which Shares shall be sold to each of AOL, Aspen and Atlantis pro rata in proportion to their aggregate commitments hereunder). In no event, however, may the aggregate amount required to be purchased by any Purchaser at all closings hereunder exceed the aggregate commitment of such Purchaser hereunder as set forth in the first recital paragraph hereof. If any funding is made pursuant to any Funding Notice, the amount so funded in excess of the amount otherwise required to be funded at such closing shall be subtracted from the amount otherwise required to be funded at the last Additional Closing.

         1.05 RESERVATION OF SHARES. Except for redemptions of (i) Series D and Series E Preferred Stock pursuant to Section 6 of the Certificate of Designation, as defined below and (ii) Series B and Series C Preferred Stock pursuant to Clause (c)(vi) of Article FOURTH of the Company's restated certificate of incorporation (the "RESTATED CERTIFICATE"), the Company has authorized and has reserved and covenants to continue to reserve, free and clear of any Liens, preemptive rights and other preferential rights, a sufficient number of its authorized but unissued shares of (i) Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to satisfy the Company's obligations hereunder, (ii) Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK"), and Class A Common Stock to satisfy the rights of conversion of the holders of the Series B Preferred Stock and Series D Preferred Stock and (iii) Class C Common Stock, par value $.01 per share (the "CLASS C COMMON STOCK," and together with the Class B Common Stock and the Class A Common Stock, the "COMMON STOCK"), and Class A Common Stock to satisfy the rights of conversion of the holders of the Series C Preferred Stock and Series E Preferred Stock. Any shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock issuable upon conversion of the Shares are herein referred to as the "CONVERSION SHARES."

         1.06 DESIGNATION OF TERMS OF SERIES D AND SERIES E PREFERRED STOCK. Prior to the Initial Closing, the Company shall file with the Secretary of State of the State of Delaware a certificate of designation in substantially the form of Exhibit B hereto (the "CERTIFICATE OF
DESIGNATION").

         1.07 INDEPENDENT OBLIGATIONS. Except as provided herein, (i) the obligations of each Purchaser hereunder is independent of the obligations of each of the other Purchasers, and a breach or default by one Purchaser of its obligations hereunder shall not relieve the other Purchasers of their obligations to consummate the transactions contemplated at the Initial Closing or any Additional Closing and (ii) no Purchaser shall have any liability or obligation to the Company or any other Purchaser with respect to any breach or default by another Purchaser of such other Purchaser's obligations hereunder.

                                 ARTICLE II
              CONDITIONS TO OBLIGATIONS AT THE INITIAL CLOSING

         2.01 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE INITIAL CLOSING. The obligation of each Purchaser to purchase and pay for the Initial Shares to be purchased by it at the Initial Closing is subject to the satisfaction, on the date hereof, of each of the following conditions set forth in this Section 2.01, except that the cross-receipt required under
Section 2.01 (I) below will be satisfied only on the date of the Initial Closing. These conditions are for each Purchaser's sole benefit and may be waived (in whole or in part) by each Purchaser provided that the waiver of any of the following conditions by such individual Purchaser shall not constitute a waiver of such conditions by any other Purchaser.

                  A. The representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects as of the date hereof.

                  B. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date hereof shall have been performed or complied with, except for the filing of the Certificate of Designation, in all material respects.

                  C. The Company and the other Purchasers who are parties thereto shall have duly executed and delivered to each such Purchaser an amendment and restatement of the existing Stockholders' Agreement, dated as of August 7, 2000, by and among the Company, AOL and Riverview Media Corp. ("RIVERVIEW"), as amended, in substantially the form attached hereto as Exhibit C (the "RESTATED AOL/ODC STOCKHOLDERS' AGREEMENT").

                  D. The Company and the other Purchasers who are parties thereto shall have duly executed and delivered to each such Purchaser an amendment and restatement of the existing Registration Rights Agreement, dated as of August 7, 2000, by and between the Company, AOL and Riverview, in substantially the form attached hereto as Exhibit D (the "RESTATED AOL/ODC REGISTRATION RIGHTS AGREEMENT").

                  E. The Company and the other Purchasers who are parties thereto shall have duly executed and delivered to each such Purchaser an amendment to the existing Registration Rights and Stockholders' Agreement, dated as of August 11, 2000, by and among the Company, AOL, Riverview, Banco Itau, Banco Itau, S.A., a Brazilian Sociedade Anonima ("BISA"), Banco Banerj, S.A., a Brazilian Sociedade Anonima ("BBSA") and Itau Bank Limited, a Cayman limited liability company ("ITAU BANK"), in substantially the form attached hereto as Exhibit E (the "RESTATED ITAU AGREEMENT").

                  F. The Company and the other Purchasers who are parties thereto shall have duly executed and delivered to each such Purchaser a Voting Agreement, to be dated the date hereof, by and among the Company, ODC and AOL (the "VOTING AGREEMENT"), in substantially the form attached hereto as Exhibit F and which shall include as an exhibit thereto the Amendment to the Restated Certificate, in the form attached hereto as Exhibit G (the "AMENDED CERTIFICATE," and together with the Restated AOL/ODC Stockholders' Agreement, the Restated AOL/ODC Registration Rights Agreement, the Restated Itau Agreement , the Certificate of Designation and the Voting Agreement, the "RELATED AGREEMENTS").

                  G. Each Purchaser shall have received all of the following materials or each of the following documents shall have been delivered, prior to or on the date hereof:

                  (i) A certified copy of the Restated Certificate, as amended or restated to the date hereof.

                  (ii) A copy of the Restated By-laws of the Company which has been certified by the Secretary or an Assistant Secretary of the Company to be true, complete and correct;

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the Company's resolutions of the Board (and its committees and members) providing for the approval of this Agreement and the Related Agreements, the names of the officers of the Company authorized to sign this Agreement, the Related Agreements, the certificates for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement or the Related Agreements by the Company or any of its officers, together with the true signatures of such officers;

                  (iv) A Certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of the Company; and

                  (v) A legal opinion from counsel to the Company, in the form attached hereto as Exhibit H.

                  H. Each Purchaser shall have received a copy of the fairness opinion delivered to the Financing Committee of the Board by Merrill Lynch, Pierce, Fenner & Smith Incorporated, or another investment banking firm selected by the Financing Committee of the Board in its sole discretion (the "INVESTMENT BANK").

                  I. A cross-receipt in the form attached hereto as Exhibit I, pursuant to which the Company acknowledges receipt of the purchase price received from each Purchaser in connection with the Initial Closing.

         2.02 CONDITIONS TO THE COMPANY'S OBLIGATIONS TO EACH PURCHASER AT THE INITIAL CLOSING. The obligation of the Company to issue and sell the Initial Shares to be sold by it to each Purchaser at the Initial Closing is subject to the satisfaction or waiver on the date hereof, of each of the following conditions set forth in this Section 2.02, except that the cross-receipt required under Section 2.02(E) below will be satisfied only on the date of the Initial Closing:

                  A. The representations and warranties of each Purchaser set forth in Article IV hereof shall be true and correct in all material respects as of the date hereof.

                  B. All covenants, agreements and conditions contained in this Agreement to be performed by each Purchaser on or prior to the date hereof shall have been performed or complied with in all material respects.

                  C. Each Purchaser that is a party thereto shall have duly executed and delivered the Restated AOL/ODC Stockholders' Agreement, the Restated AOL/ODC Registration Rights Agreement, the Restated Itau Agreement and the Voting Agreement

                  D. Each Purchaser shall have delivered an opinion of counsel to the Company evidence, in form and substance reasonably satisfactory to the Company, of its due authorization, execution and delivery of this Agreement and each of the Related Agreements required to be signed by each Purchaser.

                  E. A cross-receipt in the form attached hereto as Exhibit I, pursuant to which each Purchaser acknowledges receipt of the Initial Shares received from the Company in connection with the Initial Closing.

The Company may not waive compliance with any of the foregoing conditions as to any Purchaser without the express written consent of each other Purchaser; provided, however, the Company shall not need the respective written consent of any Purchaser that is then in default under this Section
2.02. Any such waiver shall not be deemed a waiver of such condition or any other condition with respect to any other Purchaser.

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of the Purchasers as follows:

         3.01 ORGANIZATION; AUTHORIZATION; NO CONFLICT. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and each of the Related Agreements. All corporate and shareholder actions on the part of the Company and its shareholders necessary for the execution of this Agreement and each of the Related Agreements and the issuance and sale of the Shares and performance of its obligations under this Agreement, each of the Related Agreements and the other documents and instruments delivered by it pursuant to this Agreement have been taken or will be taken prior to the Initial Closing. This Agreement is, and each of the Related Agreements, when executed will be, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies. Neither the execution and delivery of this Agreement and the Related Agreements, nor the issuance and sale of the Shares, nor the consummation of any other transaction contemplated by this Agreement or any of the Related Agreements, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of the Company governing documents or any statutes, rules, regulations, indentures, agreements or other instruments binding upon the Company, which default or violation would have a material adverse effect on the Company or its ability to consummate the transactions contemplated hereby.

         3.02 VALID ISSUANCE. The Shares have been reserved for issuance and, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable, and free and clear of any and all Liens and preemptive and other similar rights, except (i) with respect to Shares issued to AOL and/or ODC, as set forth in Section 4.2 and Article 5 of the Restated AOL/ODC Stockholders' Agreement, Article Fourth of the Restated Certificate, Section 5 of the Certificate of Designation, and Article VI hereof, and (ii) with respect to Shares issued to Itau, Section 10 of the Restated Itau Agreement. The Conversion Shares have been reserved for issuance upon conversion of the Shares and, when issued upon conversion thereof in accordance with the terms of the Certificate of Designation, Restated Certificate or Amended Certificate, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free and clear of any and all Liens and preemptive and other similar rights, except with respect to Conversion Shares issued to AOL and/or ODC, as set forth in
Section 4.2 and Article 5 of the Restated AOL/ODC Stockholders' Agreement, Article Fourth of the Restated Certificate, Section 5 of the Certificate of Designation and Article VI hereof.

         3.03     SEC DOCUMENTS.

                  A. The Company has furnished or made available to each of the Purchasers, or will furnish and make available each report, schedule, form and definitive proxy statement, if any, filed by the Company with the SEC since August 7, 2000 up to and including the date of the Initial Closing, which are all the documents that the Company was or will be required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act prior to the date of the Initial Closing (collectively, the "COMPANY SEC DOCUMENTS"). Attached hereto as Schedule I is a complete listing of the Company SEC Documents as of the date hereof. As of their respective filing dates, none of the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company SEC Documents complied or will comply when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. To the actual knowledge of senior management of the Company, none of the statements made in any such Company SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).

                  B. The financial statements (including the notes thereto) of the Company included or to be included in the Company SEC Documents, complied or will comply as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were or will be prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may have been indicated in the notes thereto) and fairly present or will fairly present the financial position of the Company as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the period then ended.

         3.04 SECURITIES LAW COMPLIANCE. Assuming that the representations and warranties of the Purchasers set forth in Section 4.01 hereof are true and correct in all material respects, the offer and sale of the Shares made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

         3.05 BROKER FEES. Except for fees to be paid by the Company to the Investment Bank for services rendered by the Investment Bank in connection with the transactions contemplated hereunder, there are, and following the Initial Closing and each Additional Closing there shall be, no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

         3.06 APPROVALS AND CONSENTS. The Company has obtained all necessary corporate, shareholder and Board approvals (including the favorable recommendation to the Board by the Special Committee of the Board) relating to the consummation of the transactions contemplated hereby. In addition, the Financing Committee of the Board has favorably recommended the consummation of the transactions contemplated hereby to the Board. The Company has also obtained all necessary consents of and made all required filings with any governmental authority or agency or third party required to be obtained by the Company prior to the Initial Closing under applicable law and relating to the consummation of the transactions contemplated hereby, other than any consents or approvals required pursuant to the provisions of the BAT Law which, if not obtained, would not have a material adverse effect on the Company.

         3.07 NO PROHIBITIONS. No temporary restraining order, preliminary or permanent injunctions or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereby are in effect, nor is any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality seeking any of the foregoing pending. In addition, no Federal, state, local or foreign statute, rule or regulation has been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement and by the Related Agreements or any of the conditions to the consummation of such transactions.

         3.08 AMENDED CERTIFICATE AND CERTIFICATE OF DESIGNATION. Notwithstanding the foregoing, each of the parties hereto acknowledges that the issuance of the Series B Preferred Stock and Series C Preferred Stock hereunder is subject to the requirement that the Amended Certificate is approved by the required votes of the Board (and its committees and members) and stockholders of the Company and that the Amended Certificate is filed with the Secretary of State of the State of Delaware, and that the representations and warranties of the Company in this Article III assume that such approvals will be obtained and that the Amended Certificate will be filed and accepted by the Secretary of State of the State of Delaware prior to the issuance of the Series B Preferred Stock and Series C Preferred Stock hereunder. Each of the parties hereto also acknowledges that the issuance of the Series D Preferred Stock and Series E Preferred Stock hereunder is subject to the requirement that the Certificate of Designation is filed with the Secretary of State of the State of Delaware, and that the representations and warranties of the Company in this Article III assume that the Certificate of Designation will be filed and accepted by the Secretary of State of the State of Delaware prior to the issuance of the Series D Preferred Stock and Series E Preferred Stock hereunder.

                                 ARTICLE IV
              REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS

         Each of the Purchasers represents and warrants to the Company severally, but not jointly (except that the representations and warranties of ODC are hereby made jointly and severally by Aspen and Atlantis as to such two parties), as follows:

         4.01     INVESTMENT REPRESENTATIONS.  Such Purchaser:

                  A. Is experienced in evaluating and investing in companies such as the Company and can bear the economic risk of its investment in the Shares. It has substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests.

                  B. Is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Shares or any of the Conversion Shares in contravention of the Securities Act. The Purchaser has not been formed for the specific purpose of acquiring the Shares. Each acquisition by a Purchaser of Shares hereunder shall constitute a confirmation of this representation by such Purchaser.

                  C. Acknowledges that, because they have not been registered under the Securities Act, the Shares it is purchasing and the underlying Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Purchaser understands and agrees that (i) no U.S. or foreign Federal, state or local governmental authority has made any finding or determination relating to the fairness of the terms of the investment in the Company proposed hereunder and the Shares have not been registered under the Securities Act and applicable state or foreign securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state and foreign securities laws or unless an exemption from such registration is available; (ii) if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale and the holding period for the Shares and the Conversion Shares, whatever the case may be, and other requirements outside of the Company's or such Purchaser's control, and which the Company is under no obligation to, and which it may not be able to satisfy; (iii) such Purchaser may not resell or otherwise dispose of all or any part of the Shares except as permitted by law and all other regulations promulgated under the Securities Act and applicable state and foreign securities laws; (iv) except as is expressly set forth in the Restated AOL/ODC Registration Rights Agreement, with respect to AOL and ODC, and the Restated Itau Agreement, with respect to Banco Itau, the Company does not have any obligation to register the Shares under the Securities Act or any state or foreign securities laws, and the Company has no present intention of effecting any such registration; and,
(v) without prejudice to the Company's obligations pursuant Section 9.5 of the Restated Itau Agreement or Section 8.5 of the Restated AOL/ODC Registration Rights Agreement, Regulation S, Rule 144 or Rule 144A under the Securities Act may not be available to such Purchaser as a basis for exemption from registration of the Shares under the Securities Act.

         4.02 ORGANIZATION; AUTHORIZATION; NO CONFLICT. Such Purchaser is a corporation, sociedade anonima or other limited liability entity duly organized and validly existing under the laws of the jurisdiction of its organization and is in good standing under such laws. Such Purchaser has full power and authority to enter into this Agreement and each of the Related Agreements to which it is a party. All corporate or other limited liability entity actions on the part of such Purchaser necessary for the performance of its obligations under this Agreement, each of the Related Agreements to which it is a party and the other documents and instruments delivered by it pursuant to this Agreement have been taken or will be taken prior to the Initial Closing. This Agreement is, and each of the Related Agreements to which it is a party, when executed will be, a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies. Neither the execution and delivery of this Agreement or the purchase of the Shares, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of such Purchaser's governing documents or any statutes, rules, regulations, indentures, agreements or other instruments binding upon such Purchaser.

         4.03 BROKERS FEES. Except for fees to be paid by the Company to the Investment Bank for services rendered by the Investment Bank in connection with the transactions contemplated hereunder, there are, and following the Initial Closing and each Additional Closing there shall be, no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Purchaser.

         4.04 DISCLOSURE OF INFORMATION. Such Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Shares with the management of the Company.

         4.05 LEGENDS. Such Purchaser understands that the Shares and the Conversion Shares, and any securities issued in respect of or in exchange for the Shares or the Conversion Shares, may bear one or all of the following legends:

                  A. "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, PLEDGED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

                  B. Any legend required pursuant to any other agreement between the Company and such Purchaser.

                  C. Any legend required by the "blue-sky" laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

         4.06 PRIOR HSR FILINGS. Each of the Purchasers represents and warrants that it (or, in the case of ODC and Banco Itau, its predecessor in title) previously has made, on a timely basis, all required filings pursuant to the pre-merger notification requirements of the HSR Act and, in the case of Banco Itau's predecessor in title, previously has made timely notifications pursuant to the BAT Law, in connection with the initial public offering by the Company of its Class A Common Stock and such Purchasers' purchase of such shares therein. Such Purchaser will make any required filing pursuant to the provisions of the HSR Act and, if applicable, the BAT Law, in connection with the transactions contemplated hereby.

         4.07 APPROVALS AND CONSENTS. Each of the Purchasers represents and warrants that it has obtained all necessary corporate, shareholder and Board of Director approvals (or, if such Purchaser is not a corporation, all approvals that are substantially similar to shareholder and Board of Director approvals) relating to the consummation of the transactions contemplated hereby, and has also obtained all necessary consents of and made all required filings with any governmental authority or agency or third party required to be obtained by each Purchaser prior to the Initial Closing under applicable law and relating to the consummation of the transactions contemplated hereby.

         4.08 NO PROHIBITIONS. No temporary restraining order, preliminary or permanent injunctions or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereby are in effect, nor is any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality seeking any of the foregoing pending. In addition, no Federal, state, local or foreign statute, rule or regulation has been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement and by the Related Agreements or any of the conditions to the consummation of such transactions.

         In addition to the representations and warranties set forth in Sections 4.01 through 4.08 above, Banco Itau hereby represents and warrants as follows:

         4.09 BANCO ITAU AND BISA. For all intents and purposes, Banco Itau and BISA are the same legal entity, and BISA is liable hereunder as if it were a party to this Agreement for all liabilities, obligations and agreements of Banco Itau hereunder.

                                 ARTICLE V
                           AFFIRMATIVE COVENANTS

         5.01 CERTIFICATE OF DESIGNATION On or before seven (7) business days after the date hereof, the Company shall file the Certificate of Designation with the Secretary of State of the State of Delaware.

         5.02 COOPERATION. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the parties hereto shall execute and deliver such instruments, documents and other writings and take all such further actions as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the issuance and sale of the Shares pursuant hereto, including, without limitation, making timely all such filings as may be required pursuant to the HSR Act and seeking all such consents and approvals as may be required to be obtained by such party to consummate the transactions contemplated by this Agreement and the Related Agreements.

         5.03 REASONABLE EFFORTS. From and after the date of this Agreement, each of the Company and the Purchasers shall use reasonable efforts to take such action within their reasonable control as will be required to satisfy their respective conditions under Article II hereof.

                                 ARTICLE VI
                            DEFAULT IN PAYMENTS

         6.01 DEFAULTS BY AOL. Upon any default by AOL in the timely payment of the full amount owed the Company with respect to any Shares to be purchased by AOL at the Initial Closing or any Additional Closing (each, an "AOL PAYMENT DEFAULT"), the Company, Aspen and Atlantis shall have the right to effect any or all of the following remedies:

                  A. The Company shall have all remedies available at law or in equity upon any AOL Payment Default. Interest shall accrue on the amount of each AOL Payment Default at the Default Rate from the date due until the date paid in full. If any legal proceedings relating to an AOL Payment Default are commenced by the Company, the prevailing party in such proceedings shall be entitled to its reasonable attorneys' fees and costs in such proceeding. In addition, for the period commencing on the first day of the month in which any such AOL Payment Default first arises until such AOL Payment Default is fully cured by AOL, AOL and each of its Affiliates and Subsidiaries shall not be entitled to any dividends or other distributions in respect of any of their Company Securities, which dividends and distributions shall be applied to such AOL Payment Default and, only after such AOL Payment Default shall be fully cured by AOL, be paid to AOL and its Affiliates or Subsidiaries, as applicable.

                  B. Notwithstanding anything to the contrary contained in subsection A hereof, immediately upon the occurrence of an AOL Payment Default, the Company shall notify each of Aspen and Atlantis of such AOL Payment Default, and, in addition to the Company's exercise of any additional remedy hereunder, Aspen and Atlantis shall each have the individual right, but not the obligation, to cure all or any portion of the AOL Payment Default and to receive from the Company, subject to Section
1.03 hereof, a number of Shares equal to the quotient obtained by dividing
(i) the aggregate amount of the applicable AOL Payment Default that is paid by Aspen and/or Atlantis by (ii) the Stipulated Price (the "AOL DEFAULT SHARES"). Such right shall be exercised by delivering a written notice to the Company and AOL within five (5) Business Days after the date of the Company's notice delivered pursuant to this subsection, which exercise notice shall specify the number of Shares which Aspen or Atlantis, as applicable, is electing to purchase pursuant to this provision. If the aggregate amount of the elections made by Aspen and Atlantis pursuant to timely election notices exceeds the aggregate number of AOL Default Shares, then the electing parties shall be entitled to acquire such AOL Default Shares pro rata based on such electing party's share ownership of the Company on the date hereof. The closing of any such sale shall be consummated at a date to be mutually agreed by the Company and the electing parties, which date shall be no later than ten (10) Business Days after the date of the Company's notice delivered pursuant to this subsection.

                  C. AOL hereby grants to each of Aspen and Atlantis an option (the "AOL CALL OPTION") to purchase from AOL, free and clear of any and all Liens and preemptive and other similar rights (except as contemplated by the Related Agreements), and AOL shall be obligated to sell to Aspen and/or Atlantis, as applicable, all or any portion, as determined by Aspen and/or Atlantis, of such number of shares of Series B Preferred Stock, Series D Preferred Stock or Class B Common Stock, whichever is selected by Aspen and/or Atlantis in their sole discretion, as is equal to the total number of AOL Default Shares purchased by it pursuant to the provisions of subsection B above. Aspen and/or Atlantis, as applicable, may exercise the AOL Call Option by written notice (the "AOL PURCHASE NOTICE") to AOL, with a copy to the Company, which AOL Purchase Notice must be delivered to AOL within ten (10) days after the consummation of the acquisition of the AOL Default Shares by such party from the Company, which AOL Purchase Notice shall specify the number and type of shares as to which the party delivering such notice is exercising the AOL Call Option. The price at which the AOL Call Option shall be exercised shall be equal to eighty percent (80%) of the Stipulated Price. The purchase and sale of the shares owned by AOL to Aspen and/or Atlantis, as applicable, pursuant to this subsection shall take place at the principal place of business of the Company (unless otherwise agreed by AOL, Aspen and/or Atlantis, as applicable), on a date specified by Aspen and/or Atlantis, as applicable, but in any event no later than thirty (30) days after the AOL Purchase Notice has been sent pursuant to this subsection, unless otherwise agreed by AOL, Aspen and/or Atlantis, as applicable (the "AOL CALL OPTION CLOSING"). At the AOL Call Option Closing, Aspen and/or Atlantis, as applicable, shall tender and AOL shall accept payment of the purchase price by certified or bank check or wire transfer, and AOL shall deliver to Aspen and/or Atlantis, as applicable, in exchange therefor the certificate(s) for the shares being acquired pursuant to the AOL Purchase Notice, accompanied by duly executed instruments of transfer.

         6.02 DEFAULTS BY ODC. Upon any default by ODC in the timely payment of the full amount owed the Company with respect to any Shares to be purchased by ODC at the Initial Closing or any Additional Closing (each, an "ODC PAYMENT DEFAULT"), the Company and AOL shall have the right to effect any or all of the following remedies:

                  A. The Company shall have all remedies available at law or in equity upon any ODC Payment Default. Interest shall accrue on the amount of each ODC Payment Default at the Default Rate from the date due until the date paid in full. If any legal proceedings relating to an ODC Payment Default are commenced by the Company, the prevailing party in such proceedings shall be entitled to its reasonable attorneys' fees and costs in such proceeding. In addition, for the period commencing on the first day of the month in which any such ODC Payment Default first arises until such ODC Payment Default is fully cured by ODC, ODC and each of its Affiliates and Subsidiaries shall not be entitled to any dividends or other distributions in respect of any of their Company Securities, which dividends and distributions shall be applied to such ODC Payment Default and, only after such ODC Payment Default shall be fully cured by ODC, be paid to ODC and its Affiliates or Subsidiaries, as applicable.

                  B. Notwithstanding anything to the contrary contained in subsection A hereof, immediately upon the occurrence of an ODC Payment Default, the Company shall notify AOL of such ODC Payment Default, and, in addition to the Company's exercise of any additional remedy hereunder, AOL shall have the right, but not the obligation, to cure all or any portion of the ODC Payment Default and to receive from the Company, subject to Section
1.03 hereof, a number of Shares equal to the quotient obtained by dividing
(i) the aggregate amount of the applicable ODC Payment Default that is paid by AOL by (ii) the Stipulated Price (the "ODC DEFAULT SHARES"). Such right shall be exercised by delivering a written notice to the Company and ODC within five (5) Business Days after the date of the Company's notice delivered pursuant to this subsection, which exercise notice shall specify the number of Shares which AOL is electing to purchase pursuant to this provision. The closing of any such sale shall be consummated at a date to be mutually agreed by the Company and AOL, which date shall be no later than ten (10) Business Days after the date of the Company's notice delivered pursuant to this subsection.

                  C. ODC hereby grants to AOL an option (the "ODC CALL OPTION") to purchase from ODC, free and clear of any and all Liens and preemptive and other similar rights (except as contemplated by the Related Agreements), and ODC shall be obligated to sell to AOL all or any portion, as determined by AOL, of such number of shares of Series C Preferred Stock, Series E Preferred Stock or Class C Common Stock, whichever is selected by AOL in its sole discretion, as is equal to the total number of ODC Default Shares purchased by it pursuant to the provisions of subsection B above. AOL may exercise the ODC Call Option by written notice (the "ODC PURCHASE NOTICE") to ODC, with a copy to the Company, which ODC Purchase Notice must be delivered to ODC within ten (10) days after the consummation of the acquisition of the ODC Default Shares by such party from the Company, which ODC Purchase Notice shall specify the number and type of shares as to which the party delivering such notice is exercising the ODC Call Option. The price at which the ODC Call Option shall be exercised shall be equal to eighty percent (80%) of the Stipulated Price. The purchase and sale of the shares owned by ODC to AOL, pursuant to this subsection shall take place at the principal place of business of the Company (unless otherwise agreed by ODC and AOL), on a date specified by AOL but in any event no later than thirty (30) days after the ODC Purchase Notice has been sent pursuant to this subsection, unless otherwise agreed by ODC and AOL(the "ODC CALL OPTION CLOSING"). At the ODC Call Option Closing, AOL shall tender and ODC shall accept payment of the purchase price by certified or bank check or wire transfer, and ODC shall deliver to AOL in exchange therefor the certificate(s) for the shares being acquired pursuant to the ODC Purchase Notice, accompanied by duly executed instruments of transfer.

         6.03 DEFAULT BY BANCO ITAU. Upon any default by Banco Itau in the timely payment of the full amount owed the Company with respect to any Shares to be purchased by Banco Itau at the Initial Closing (a "BANCO ITAU PAYMENT DEFAULT") the Company shall be entitled to receive liquidated damages in the amount of 20% of the total amount of the Banco Itau Payment Default.

                  The Company and Banco Itau have agreed that the amount of harm that may be suffered by the Company through a Banco Itau Payment Default is not readily ascertainable and the amount set forth herein reasonably estimates the value of such harm to the Company and is not in the nature of a penalty. Such damages shall be immediately due and owing upon the Banco Itau Payment Default and shall accrue interest at a rate of 18% per annum until such time as they are paid in full.

                                ARTICLE VII
                                DEFINITIONS

         The following terms shall, for the purposes of this Agreement, have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

         "ADDITIONAL CLOSING" has the meaning set forth in Section 1.02.

         "AFFILIATE" of any Person shall mean any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" has the meaning set forth in the recitals above.

         "AMENDED CERTIFICATE" has the meaning set forth in Section 2.01 F.

         "AOL" has the meaning set forth in the recitals above.

         "AOL CALL OPTION" has the meaning set forth in Section 6.01 C.

         "AOL CALL OPTION CLOSING" has the meaning set forth in Section
6.01 C.

         "AOL DEFAULT SHARES" has the meaning set forth in Section 6.01 B.

         "AOL PAYMENT DEFAULT" has the meaning set forth in Section 6.01.

         "AOL PURCHASE NOTICE" has the meaning set forth in Section 6.01 C.

         "ASPEN" has the meaning set forth in the recitals above.

         "ASPEN SERIES E SHARES" has the meaning set forth in the recitals above.

         "ATLANTIS" has the meaning set forth in the recitals above.

         "ATLANTIS SERIES E SHARES" has the meaning set forth in the recitals above.

         "BANCO ITAU" has the meaning set forth in the recitals above.

         "BANCO ITAU CLASS A SHARES" has the meaning set forth in the recitals above.

         "BANCO ITAU PAYMENT DEFAULT" has the meaning set forth in Section
6.03.

         "BAT LAW" shall mean Resolution #15/98 of the Conselho
Administrativo de Defesa Economica promulgated thereunder.

         "BBSA" shall have the meaning set forth in Section 2.01 E.

         "BISA" shall have the meaning set forth in Section 2.01 E.

         "BOARD" shall mean the Company's Board of Directors.

         "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, on which Federally chartered banks in the United States generally are open for business.

         "CERTIFICATE OF DESIGNATION" has the meaning set forth in Section
1.06.

         "CISNEROS FAMILY" shall mean Ricardo Cisneros, Gustavo Cisneros and/or their lineal descendants, individually or collectively and/or any trusts for the exclusive benefit of any one or more of such persons.

         "CLASS A COMMON STOCK" has the meaning set forth in the recitals above.

         "CLASS B COMMON STOCK" has the meaning set forth in Section 1.05.

         "CLASS C COMMON STOCK" has the meaning set forth in Section 1.05.

         "COMMON SHARES" has the meaning set forth in the recitals above.

         "COMMON STOCK" has the meaning set forth in Section 1.05.

         "COMPANY" has the meaning set forth in the recitals above.

         "COMPANY SEC DOCUMENTS" has the meaning set forth in Section 3.03.

         "COMPANY SECURITIES" shall mean all shares of the Company's stock, and all options, warrants and other rights to acquire shares of the Company's stock.

         "CONVERSION SHARES" has the meaning set forth in Section 1.05.

          "DEFAULT RATE" shall mean a per annum rate of interest equal to the Prime Rate plus two hundred (200) basis points.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, as amended.

          "FUNDING NOTICE" has the meaning set forth in Section 1.04

          "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INITIAL CLOSING" has the meaning set forth in Section 1.01.

         "INITIAL SHARES" has the meaning set forth in Section 1.01.

         "INVESTMENT BANK" has the meaning set forth in Section 2.01 H.

         "ITAU BANK" has the meaning set forth in Section 2.01 E.

          "LIEN" shall mean (i) any interest in property (whether real, personal or mixed and whether tangible or intangible), or other restriction including, without limitation, any lien or security interest which secures an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a lease, mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment of bailment given for security purposes, (ii) any encumbrance upon such property which does not secure such an obligation, or (iii) any exception to or defect in the title to or ownership interest in such property.

         "MINTZ LEVIN" has the meaning set forth in Section 1.01.

         "ODC" has the meaning set forth in the recitals above.

         "ODC CALL OPTION" has the meaning set forth in Section 6.02 C.

         "ODC CALL OPTION CLOSING" has the meaning set forth in Section
6.02 C.

         "ODC DEFAULT SHARES" has the meaning set forth in Section 6.02 B.

         "ODC PAYMENT DEFAULT" has the meaning set forth in Section 6.02.

         "ODC PURCHASE NOTICE" has the meaning set forth in Section 6.02 C.

          "PERSON" shall mean an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a Governmental Authority.

         "PRIME RATE" shall mean, for any date, the rate of interest per annum publicly announced from time to time as the prime rate in effect as of such date as reported in the "Money Rates" column of the Eastern Edition of The Wall Street Journal or other comparable source as agreed to by the Parties if The Wall Street Journal is not then publishing such figures. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "RELATED AGREEMENTS" has the meaning set forth in Section 2.01 F.

         "REMAINING SHARES" has the meaning set forth in Section 1.02 A.

         "RESTATED AOL/ODC REGISTRATION AGREEMENT" has the meaning set forth in Section 2.01 D.

         "RESTATED AOL/ODC SUOCKHOLDERS' AGREEMENT" has the meaning set forth in Section 2.01 C.

         "RESTATED CERTIFICATE" has the meaning set forth in Section 1.05.

         "RESTATED ITAU AGREEMENT" has the meaning set forth in Section
2.01 E.

         "RIVERVIEW" has the meaning set forth in Section 2.01 C.

         "SEC" shall mean the United States Securities and Exchange
Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as amended.

         "SERIES B PREFERRED STOCK" has the meaning given in the Restated Certificate.

         "SERIES C PREFERRED STOCK" has the meaning given in the Restated Certificate.

         "SERIES D PREFERRED STOCK" has the meaning set forth in the recitals above.

         "SERIES D SHARES" has the meaning set forth in the recitals above.

         "SERIES E PREFERRED STOCK" has the meaning set forth in the recitals above.

         "SERIES E SHARES" has the meaning set forth in the recitals above.

         "SHARES" has the meaning set forth in the recitals above. If the Amended Certificate has been filed, the term "Shares" shall also mean Series B Preferred Stock and Series C Preferred Stock purchased hereunder.

         "SPECIAL COMMITTEE" has the meaning given in the Restated
Certificate.

         "STIPULATED PRICE" has the meaning set forth in the recitals above.

         "SUBSIDIARY" has the meaning given in the Restated Certificate.

         "VOTING AGREEMENT" shall mean the Voting Agreement, dated as of March 30, 2001, by and among AOLA, ODC and AOL.

         "VOTING STOCK" shall mean securities having the right to vote generally in any election of Directors of the Company (other than solely by reason of the occurrence of an event).

         "WHOLLY OWNED AFFILIATE" shall mean with respect to any Person any other Person which is directly or indirectly wholly owned by such Person, directly or indirectly wholly owns such Person or is directly or indirectly wholly owned by the same Person as such Person, with such ownership to mean possession of both 100% of the equity interest and 100% of the voting interest, except for directors' qualifying shares, if any. Any Person that is directly or indirectly wholly owned by the Cisneros Family shall be deemed a Wholly Owned Affiliate of ODC, and any Person that is directly or indirectly wholly owned by the AOL Time Warner, Inc. a Delaware corporation, shall be deemed a Wholly Owned Affiliate of AOL.

                                ARTICLE VIII
                           TERMINATION; SURVIVAL

         8.01 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the mutual written consent of the Company and all of the Purchasers.

         8.02 EFFECT OF TERMINATION AND ABANDONMENT. Upon termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VIII, no party hereto (or any of its directors, managers, officers or other Affiliates) shall have any liability or further obligation to any other party to this Agreement with respect to the subject matters of this Agreement, other than, solely with respect to a party (and not its directors, managers, officers or other Affiliates) for its breach of this Agreement or any Related Agreement to which it is a party and the other documents and agreements executed in connection with the transactions contemplated thereby.

         8.03 TERMINATION BY EXPIRY OF TIME. Any party may terminate this Agreement if the Initial Closing has not occurred on or prior to May 1, 2001, except that a party may not avail itself of this provision if such failure is a result of breach by such party of any of its representations, warranties or covenants contained herein.

         8.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith (other than the Related Agreements, which representations and warranties, if any, shall survive for the periods specified therein) shall survive for a period of eighteen months from and after the Initial Closing other than the representations set forth in the first three sentences of Section 3.01, each of which shall survive for a period of six (6) years from the date of the Initial Closing.

                                 ARTICLE IX
                               MISCELLANEOUS

         9.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.02 ADDRESSES FOR NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.
If to the Purchasers:

         To AOL:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166-9323, USA
                  Attn:  President, AOL International
                  Fax No.:  (703) 265-2502

With a copy (which shall not constitute notice) to:

                  America Online, Inc.
                  22000 AOL Way
                  Dulles, VA  20166-9323, USA
                  Attn:  General Counsel
                  Fax No.:  (703) 265-3992



         To ODC:

               Aspen Investments LLC
               c/o Finser Corporation
               550 Biltmore Way, Suite 900
               Coral Gables, FL 33134
               Attn:  General Counsel
               Fax No.:  (305) 447-1389

               and

               Atlantis Investments LLC
               c/o Finser Corporation
               550 Biltmore Way, Suite 900
               Coral Gables, FL 33134
               Attn:  General Counsel
               Fax No.:  (305) 447-1389

With a copy (which shall not constitute notice) to:

               Milbank, Tweed, Hadley and McCloy LLP
               1 Chase Manhattan Plaza
               New York, NY   10005
               Attn:  Guilford Gaylord, Esq.
               Fax No.:  (212) 530-5219

         To Banco Itau:

               Banco Itau, S.A. - Cayman Branch
               Rua Boa Vista 176
               Sao Paulo, Brazil
               Attn:  General Counsel
               Fax No.:  55-11-5019-1322

With a copy (which shall not constitute notice) to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, NY  10036-6522
               Attn:  Paul T. Schnell, Esq.
               Fax No.:  (212) 735-2000



If to the Company:

               America Online Latin America, Inc.
               6600 N. Andrews Avenue
               Suite 500
               Ft. Lauderdale, FL  33309
               Attn:  Chief Executive Officer
               Fax:  (954) 233-1801

With a copy (which shall not constitute notice) to:

               America Online Latin America, Inc.
               6600 N. Andrews Avenue
               Suite 500
               Ft. Lauderdale, FL  33309
               Attn:  General Counsel
               Fax:  (954) 233-1805

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next Business Day (or if sent overseas, on the second Business Day) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the date delivery is made at the address of such party set forth above.

         9.03 COSTS, EXPENSES AND TAXES. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, (i) the Company will promptly reimburse each of the Purchasers for its reasonable legal fees and expenses, not to exceed $25,000 per Purchaser (with Aspen and Atlantis considered one Purchaser for purposes hereof), incurred in connection with the transactions contemplated by this Agreement, and (ii) the Company shall pay any and all stamp or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         9.04 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns, and may not be assigned by the Company or by any Purchaser without the prior written consent of each of the other parties hereto; provided, however, that a Purchaser may assign this Agreement (i) to a Wholly Owned Affiliate of such Purchaser or (ii) to any entity not less than 75% of the outstanding equity securities and voting power of which are owned, directly or indirectly, by such Purchaser. Notwithstanding anything in the immediately preceding sentence to the contrary, this Agreement may not be assigned without the assignee hereof explicitly agreeing to be bound by the terms and conditions of the relevant Related Agreements. No such assignment shall relieve such assigning Purchaser from any of its obligations hereunder.

         9.05 PRIOR AGREEMENTS. This Agreement, the Related Agreements and the other instruments executed and delivered herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof, including specifically the letter agreement, dated February 13, 2001, by and among the parties.

         9.06 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         9.07 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, USA, without regard to its principles of conflicts of laws. To the extent otherwise applicable, the United Nations Convention on Contracts for the International Sale of Goods shall not apply to the construction or interpretation of this Agreement. Each party irrevocably consents to the exclusive jurisdiction of the state and Federal courts located in the State of Delaware for all disputes arising under or related to this Agreement, which are subject to litigation hereunder including actions seeking injunctive relief, and to service of process in any jurisdiction in any such action by means of notice delivered pursuant to Section 9.02 hereof; provided, however, to permit a party to enforce a judgment each party also irrevocably consents to the jurisdiction of the courts in the place where such judgment enforcement is sought. Each party waives (i) any objection it otherwise may have to the personal jurisdiction and venue of the courts designated in this Section 9.07 and (ii) the right to trial by jury.

         9.08 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.10 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         9.11 WAIVER OF PREEMPTIVE RIGHTS. Each of the Purchasers hereby waives any and all preemptive rights it may have in respect of the transactions contemplated hereby.

         9.12 INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel have reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Except as the context may otherwise require, whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons. All references to dollars or the symbol "$" shall refer to United States Dollars.

         9.13 AMENDMENTS, WAIVERS AND CONSENTS. Changes in, termination or amendments of or additions to this Agreement may be made only by mutual agreement of all of the parties hereto. Except as provided in Article II hereof, any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


                 [BALANCE OF PAGE LEFT BLANK INTENTIONALLY]



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.


                                       PURCHASERS:

                                       AMERICA ONLINE, INC.


                                       By: /s/ Joseph A. Ripp
                                          -------------------------------------
                                       Name:  Joseph A. Ripp
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       ASPEN INVESTMENTS LLC,


                                       By: /s/ Steven I. Bandel
                                          -------------------------------------
                                       Name:  Steven I. Bandel
                                       Title: President


                                       ATLANTIS INVESTMENTS LLC


                                       By: /s/ Steven I. Bandel
                                          -------------------------------------
                                       Name:  Steven I. Bandel
                                       Title: President


                                       BANCO ITAU, S.A. - CAYMAN BRANCH


                                       By: /s/ Fernando A. N. Lima
                                          -------------------------------------
                                       Name:  Fernando A. N. Lima
                                       Title: Managing Director


                                       By: /s/ Gabriela P. Romano
                                          -------------------------------------
                                       Name:  Gabriela P. Romano
                                       Title: Attorney


                                       THE COMPANY:

                                       AMERICA ONLINE LATIN AMERICA, INC.


                                       By: /s/ James Aguirre
                                          -------------------------------------
                                       Name:  James Aguirre
                                       Title: CFO





                                         EXHIBIT A



                                                       Dollar Amount       Dollar Amount
                                  Dollar Amount        At First            At Second
NAME AND ADDRESS OF PURCHASER     At Initial Closing   Additional Closing  Additional Closing
-----------------------------     ------------------   ------------------  ------------------

America Online, Inc.              $22,112,691.67       $22,112,691.67      $22,112,691.66
22000 AOL Way
Dulles, VA  20166-9323, USA

Aspen Investments LLC             $10,632,841.67       $10,632,841.67      $10,632,841.66
c/o Finser Corporation
550 Biltmore Way, Suite 900
Coral Gables, FL 33134

Atlantis Investments LLC          $10,632,841.67       $10,632,841.67      $10,632,841.66
c/o Finser Corporation
550 Biltmore Way, Suite 900
Coral Gables, FL 33134

Banco Itau, S.A. - Cayman Branch  $19,864,875.00                 N/A                 N/A
Rua Boa Vista 176
Sao Paulo, Brazil





                                 SCHEDULE I



1. Form 10-K for the fiscal year ended June 30, 2000, filed September 28, 2000 (file number 00031181)

2. Form 10-Q for the fiscal quarter ended September 30, 2000, filed November 14, 2000 (file number 00031181)

3.   Form 8-K, filed November 22, 2000 (file number 00031181)

4.   Form 8-K, filed January 22, 2001 (file number 00031181)

5.   Form 8-K, filed February 28, 2001 (file number 00031181)